Exhibit 10.51

SEATTLE GENETICS, INC.

LONG TERM INCENTIVE PLAN

Effective Date: March 11, 2010

1. PURPOSE. This Seattle Genetics, Inc. Long Term Incentive Plan (the “Plan”) is intended to increase stockholder value and the success of the Company by retaining and motivating selected Participants to achieve the Company’s objectives. The Plan goals are to be achieved by providing such Participants with either cash or cash and stock incentive award opportunities, where payment of the actual Awards shall be based on FDA approval of a product candidate, brentuximab vedotin, developed by the Company. The Plan is intended to permit the grant of Stock Awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2. DEFINITIONS.

(a) “Award” shall mean a Cash Award or a Stock Award that may be earned by a Participant under the Plan.

(b) “Actual Award Value” shall have the meaning set forth in Section 6 of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Brentuximab Vedotin NDA” means a New Drug Application for the sale and marketing of brentuximab vedotin in the United States.

(e) “Cash Award” shall mean a cash bonus payment paid out on the Payout Date.

(f) “Certification Date” shall have the meaning set forth in Section 6(a) of the Plan.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board that has been designated to administer programs intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(i) “Common Stock” shall mean the common stock of the Company.

(j) “Company” shall mean Seattle Genetics, Inc., a Delaware corporation.

(k) “Covered Employee” shall have the meaning ascribed to such term in Section 162(m)(3) of the Code.

(l) “Eligible Employee” means all employees of the Company other than Field Sales staff below the level of Vice President, Sales.

(m) “Equity Incentive Plan” shall mean the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, as may be amended from time to time.

(n) “FDA” means the U.S. Food and Drug Administration.

(o) “FDA Milestone” means approval of brentuximab vedotin for sale and marketing by the FDA.

(p) “FDA Milestone Date” shall mean the date that the FDA approves brentuximab vedotin for sale and marketing.

(q) “FDA Submission Date” shall mean the date that the Company submits the Brentuximab Vedotin NDA with the FDA.

(r) “Participant” shall mean an Eligible Employee in good standing as of the applicable date who meets the eligibility requirements described in Section 4 of the Plan.

(s) “Payout Matrix” means, with respect to a Cash Award or a Stock Award, the matrix established by the Committee in order to determine the actual Awards (if any) to be paid to Participants, expressed as a percentage (which may be more than 100% but is capped at 110%) of the Target Award Value.

(t) “Payout Date” means the date on which Awards are paid pursuant to Section 7(a) of the Plan.

(u) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m).

(v) “Performance Period” shall mean the period of time from the Effective Date until December 31, 2012.

(w) “Section 162(m)” shall mean Section 162(m) of the Code, as well as any applicable regulations and guidance thereunder.

(x) “Stock Award” shall mean an award issued under the Equity Incentive Plan of restricted shares of Common Stock or restricted stock units, as determined by the Committee in its sole discretion on the Payout Date, which grant shall be made on the Payout Date and subject to the terms of the Plan and the Equity Incentive Plan.

(y) “Target Award Value” shall mean the target value of a Cash Award or a Stock Award payable to a Participant, expressed as a specific dollar amount, as determined by the Committee.

(z) “Vesting Date” shall have the meaning set forth in Section 4(c) of the Plan.

3. ADMINISTRATION. The Plan shall be administered by the Committee consisting of at least two outside directors of the Company who satisfy the requirements of Section 162(m) of the Code. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan, to interpret the Plan and those rules and procedures, to determine each Participant’s Target Award Values and maximum Awards, to approve the granting of, or the payment of, as applicable, all of the Awards, and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law; provided, however, that with respect to Covered Employees, the Committee shall have final decision-making authority. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Participants.

4. Eligibility and Participation

(a) In General. Absent any determination by the Committee to the contrary, each Eligible Employee as of March 31, 2010 shall automatically be deemed a Participant.

(b) Prorated Participation for New Hires. Absent any determination by the Committee to the contrary, each Employee who is newly hired after March 31, 2010 and before the FDA Submission Date and qualifies as an Eligible Employee shall automatically be deemed a Participant and shall be eligible to participate in the Plan for the portion of the period beginning with such individual’s first day of employment until the FDA Submission Date. The Target Award Values applicable to such newly hired Participant shall be automatically prorated based on such individual’s first day of employment.

(c) Continued Employment; Vesting on Stock Awards. A Participant must be actively employed by the Company on the Payout Date to be eligible to receive an Award under the Plan. All Cash Awards will be fully vested on the Payment Date, subject to continued employment with the Company through such date. All Stock Awards issued to Participants on the Payout Date shall be unvested, and shall fully vest on the second (2nd) anniversary of the FDA Milestone Date (the “Vesting Date”), subject to continued employment with the Company through such date.

5. DETERMINATION OF TARGET AWARD VALUE AND PAYOUT MATRIX

(a) In General. Each Participant shall be eligible to earn Awards under the Plan consisting of either a Cash Award or a Cash Award and a Stock Award, as determined in the sole discretion of the Committee. No later than ninety (90) days following the Effective Date, the Committee shall establish (i) a matrix containing Target Award Values for each Cash Award and (if applicable) Stock Award for each job level tier of Participants, and (ii) a Payout Matrix, which may provide for payment of an Award in an amount greater than or less than the Participant’s Target Award Value, as determined based on when the FDA Milestone is achieved.

(b) Section 162(m) Requirements for Stock Awards

(i) Stock Awards to Covered Employees Subject to Stockholder Approval. Notwithstanding any other provision of the Plan, all Stock Awards to Covered Employees under the Plan shall be subject to the approval by the Company’s stockholders of an amendment to the Equity Incentive Plan at the annual stockholder meeting for the Company that occurs in 2010, and in all cases prior to the FDA Milestone Date. The amendment will include, among other things, the addition of the FDA approval of brentuximab vedotin and/or any other product candidate as a “Qualifying Performance Criteria” in accordance with Section 162(m) of the Code. In the event that the Company’s stockholders do not approve such an amendment to the Equity Incentive Plan prior to the FDA Milestone Date, then no Stock Awards shall be issued to Covered Employees pursuant to the Plan.

(ii) Maximum Stock Award. As required by Section 3(b) of the Equity Incentive Plan and in accordance with Section 162(m) of the Code, in no event may a Stock Award be granted under the Plan to a Participant who is a Covered Employee such that the number of shares of Common Stock subject to such Stock Award would exceed, together with any other equity awards issued under the Equity Incentive Plan that are intended to be Performance-Based Compensation, 1,000,000 shares of Common Stock in the applicable calendar year.

(c) Changes to Awards

(i) Prorated Increase for Promotions. Except with respect to Stock Awards granted under the Plan to a Participant who is a Covered Employee, if a Participant is promoted after March 31, 2010, but prior to the FDA Submission Date to a position with higher Target Award Value(s), then such Participant’s Target Award Values shall be increased by a prorated amount (based on the effective date of such individual’s promotion through the FDA Submission Date). In addition, except with respect to Stock Awards granted under the Plan to a Participant who is a Covered Employee, prior to the determination of Actual Award Values, the Committee may otherwise increase the Target Award Value of any Participant to reflect a change in the Participant’s responsibility level or position prior to the FDA Submission Date.

(ii) Other Adjustments. Except with respect to Stock Awards granted under the Plan to a Participant who is a Covered Employee, at any time prior to the determination of Actual Award Values, the Committee may adjust the Target Award Value(s) of any Participant or the Payout Matrix (i) to respond to, or in anticipation of, any unusual or extraordinary event or development in connection with the FDA submission of the Brentuximab Vedotin NDA; or (ii) to respond to, or in anticipation of, changes in applicable laws, regulations, or business conditions.

6. DETERMINATION OF AWARD PAYMENTS

(a) Certification and Calculation of Actual Award Values. The Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) whether the FDA Milestone has been achieved as soon as administratively practicable after the earlier of (i) the end of the Performance Period and (ii) the FDA Milestone Date (such date, the “Certification Date”). The actual Awards earned by each Participant shall be determined by multiplying (x) the applicable percentage in the Payout Matrix based on the FDA Milestone Date by (y) the Participant’s Target Award Values for such Participant’s Cash Award and/or Stock Award (as applicable) to arrive at an “Actual Award Value” for such Cash Award and/or Stock Award.

(b) Negative Discretion. Notwithstanding a determination by the Committee that the FDA Milestone has been satisfied, the Committee shall nevertheless have discretion to reduce the Actual Award Value for any Participant’s Cash Award and/or Stock Award (as applicable) below which otherwise would be payable under the Payout Matrix based on individual performance as it considers appropriate in the circumstances, and may apply subjective, discretionary criteria for this purpose.

7. PAYMENT OF AWARDS

(a) Time of Payment. Subject to Section 4(c) of the Plan, payment of Cash Awards and granting of Stock Awards to Participants shall be made as soon as administratively practicable following the Certification Date, and no later than March 15 of the year following the year in which the Certification Date occurs.

(b) Form of Payment of Stock Awards. The Committee shall have the discretion to grant the Stock Awards in the form of (i) unvested Stock Units (as defined in the Equity Incentive Plan), (ii) shares of unvested Common Stock, or (iii) a combination of the foregoing. Payroll and other taxes shall be withheld as determined by the Company. The number of shares underlying the Stock Award will be determined by dividing (a) the Actual Award Value for such Stock Award by (b) the closing price of the Common Stock on the trading day immediately prior to the FDA Milestone Date. If the Participant terminates employment prior to the Vesting Date, then all unvested shares subject to a Stock Award will be forfeited. Stock Awards will be granted pursuant to a form of restricted stock unit agreement or restricted stock agreement (as applicable) under the Equity Incentive Plan.

8. NO RIGHT TO EMPLOYMENT OR AWARD. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or continued participation in the Plan. Furthermore, the Company reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or written agreement between the Company and the Participant.

9. DISCRETION OF COMPANY AND COMMITTEE. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

10. NO FUNDING OF PLAN. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

11. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. This Section 11 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

12. GOVERNING LAW. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Washington.

13. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

14. SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan, and all payments of Stock Awards made hereunder, satisfy and be interpreted in a manner that in the case of Participants who are Covered Employees qualify as Performance-Based Compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the requirements of Section 162(m) of the Code shall be disregarded. However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to Covered Employees.

15. AMENDMENT OR TERMINATION. The Board of Directors of the Company and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.